UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 7, 2010

FOUR RIVERS BIOENERGY INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-31091	980442163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRA Employer Identification No.)

14 South Molton Street, 3rd Floor London, United Kingdom	W1K 5QP
(Address of Principal Executive Offices)	(Postal Code)

Registrant’s telephone number, including area code: (44) 1642 674085

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction .2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On September 7, 2010, the Registrant’s wholly owned subsidiaries Four Rivers STT Trading Company, Inc. (“STT Trading”) and Four Rivers Real Estate Inc. (“Real Estate”) entered into a series of cotemporaneous agreements in relation to the Registrant’s STT® assets (“Agreements”) with three corporations: Strategy Advisers LLP (‘‘Advisers”), Strategy Licensing Company LLP (“Licensing”) and Strategy Funding, LLC. (“Funding”), all referred to jointly or individually as the context requires as the “Purchasers”. Mr. Jack Dunigan, an initial shareholder of the Registrant (“Four Rivers”) and an employee prior to the completion of the transaction, is a controlling member of each of the Purchasers. Mr. Dunigan owns approximately 2.9% of the common stock of Four Rivers.  The Agreements closed unconditionally on September 14, 2010.

Collectively, the Agreements sell and license various STT assets that STT Trading acquired from Kreido Biofuels, Inc. (“Kreido”) in March 2009 and obtain $500,000 of financing secured by a portion of the land owned by Real Estate located in Kentucky.

STT Asset Sales Agreements

STT Trading has sold to Advisers and Licensing the majority of the items of plant and equipment relating to the STT assets acquired from Kreido under the March 2009 asset acquisition agreement between Four Rivers and Kreido, together with the assignment of an ongoing contract between STT Trading and a third party customer.  Additionally, these agreements provide for certain licensing rights of the patents associated with the STT assets for use in the United States and the right to continued revenues in respect of the STT assets.

STT Trading retained all of the core assets that are required for the ongoing business of Four Rivers, which comprise:

i.

All of the patents, rights, process and engineering drawings to the STT system for its own use in the United States and internationally;

ii.

Two complete STT reactors, which Four Rivers plans to use in the UK biodiesel plant and thereby substantially increase the capacity and flexibility of the UK  biodiesel plant; and

iii.

All of the equipment located at EPA Laboratories, Cincinnati, which are used to test and demonstrate the STT system.

The aggregate consideration payable under the STT Asset Sale Agreements is $389,549 of which (a) $170,000 was paid in cash; (b) $141,348 was settled by the assumption by Advisors of certain third party payables of STT Trading, and (c) $78,201 was settled by Mr. Dunigan waiving amounts due to him under his employment contract with Four Rivers, which employment agreement was also terminated by mutual accord.

STT Trading will receive future amounts in respect of the assets as follows:

i.

In the event that Advisers sells the STT reactors that it has purchased, Advisors shall pay 50% of the gross profit earned on such sales to STT Trading;

ii.

In the event that Advisers uses the STT system in any biodiesel plant of its own, 1% of the EBITDA of that business shall be payable to STT Trading for so long as the STT process is deployed in the business, provided no amount will be due if no operating revenues are earned from the STT system; and

iii.

In the event that Licensing receives any amounts under the assigned contract, STT Trading will receive 50% of those payments.

STT Technology License

STT Trading has granted to Licensing an exclusive license (“License”) to Licensing to use the STT technology and related patents and to sell and manufacture the STT system in the United States, for an initial term of five years.  Licensing has the right to sublicense the STT technology subject to the approval of STT Trading, which approval will not be unreasonably withheld.  The exclusivity, however, is limited to permit STT Trading (and Four Rivers) to use the STT patents and related technology in the United States and elsewhere in any business in which Four Rivers has an ownership stake.

The License calls for an initial royalty payment of $10,000 at the commencement of the term and annual royalty payments are due at the rate of 10% of the EBITDA of Licensing, adjusted to account for any related party transactions on an arms-length basis.

The License may be extended for an additional five year period, at the option of Licensing, after the initial license period, provided that aggregate royalty payments during the initial term have amounted to at least $500,000.  After the five year renewal period, Licensing has the right to extend the license on an annual basis provided that the license fees have exceeded $200,000 per year during each of the years of the five year renewal period and for each year after the renewal period. There is no limit to the renewals as long as the minimum license fees have been paid.

Financing Loan

As part of the Agreements, Funding lent $500,000 to Real Estate, which amount is secured by a portion of the land that Real Estate owns in Kentucky pursuant to a promissory note and mortgage agreement.  The loan shall be repayable on its third year anniversary, but may be pre-paid at any time without penalty or premium. The loan carries interest at 12% per annum in its first year and 18% per annum thereafter, payable monthly. Real Estate has the right to sell portions of the land, subject to the obligation to repay the loan.

Summary of the Financial Impact of the Transactions

In summary, these transactions result in an increase in Four Rivers’ current asset position by approximately $890,000, and Four Rivers will reduce its current annual overhead costs by approximately $230,000.  Additionally, Four Rivers potentially will receive royalties and other receipts from the ongoing business activities of the Purchasers, though there can be no assurance of the success of the Purchasers business.

The aggregate book value of the non-core STT assets sold to the Purchasers amounted to approximately $3.7 million. This amount materially exceeds the aggregate consideration received under the transactions resulting in a book loss of approximately $3.3 million. The book loss is calculated by comparing the initial consideration received from the asset sale (but not any possible future receipts) with the US GAAP accounting value of the assets sold, which was derived, under US GAAP, from the allocation of a disproportionate share of ‘cost’ to the non-core assets when compared to the value to the business of the assets which we have retained and in particular the patents, which could only be ascribed a small relative cost under the acquisition accounting rules.  Despite the recorded accounting loss, the management of Four Rivers believes that the transaction is extremely beneficial, since it results in a significant improvement in Four Rivers cash, a reduction in short term creditors position, a realization of assets that are not core to its ongoing strategy (whilst retaining those assets core to its strategy and operations), a reduction in its overhead costs and a strategic interest in the business of the Purchaser.  Moreover, Four Rivers will be able to continue to be able to prepare the United Kingdom biodiesel plant acquired last year for full scale production and vertically integrate new technologies and processes around that plant, including the deployment of our STT technology and certain waste to energy initiatives, which is anticipated to enhance its earnings potential when compared to a stand-alone biodiesel plant.

Item 2.01  Completion of Acquisition or Disposition of Assets.

Reference is hereby made to the description of the disposition of the STT assets in Item 1.01 hereof which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 15, 2010	FOUR RIVERS BIOENERGY INC.

	By:	/s/ Martin Thorp
Name: Martin Thorp
Title: Chief Financial Officer